UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Gaylord Entertainment Company

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Exhibit 99.1
GAYLORD ENTERTAINMENT REACHES AGREEMENTS WITH TWO MAJOR
SHAREHOLDERS ON BOARD NOMINEES AND SHAREHOLDER RIGHTS PLAN
NASHVILLE, TN — March 9, 2009 — Gaylord Entertainment Co. (NYSE: GET) today announced that it has reached agreements with TRT Holdings, Inc., a major shareholder, and GAMCO Asset Management Inc., a money manager that owns shares of Gaylord on behalf of its clients, on Gaylord’s board nominees for the 2009 Annual Meeting and on amendments to Gaylord’s shareholder rights plan. Under the agreements, TRT and GAMCO will withdraw their previous board nominations and resolutions and vote their shares for Gaylord’s nominees.
Gaylord will increase the size of its board from nine to 11 directors. The Gaylord nominees will include seven current directors, TRT nominees Robert Rowling and David Johnson, and GAMCO nominees Robert S. Prather, Jr. and Glenn J. Angiolillo. The current directors who will stand for reelection are Colin V. Reed, Michael Bender, E. K. Gaylord II, Ralph Horn, Ellen Levine, Michael D. Rose and Michael I. Roth.
Gaylord will amend its shareholder rights plan to increase the ownership trigger from 15% to 22% and to include a “qualifying offer” exception for fully financed offers that are (i) valued at least 25% above the Company’s then current and 12-month moving average stock prices and (ii) receive tenders of at least 51% of shares not owned by the potential acquirer.
TRT has agreed to a standstill agreement through May 15, 2011 under which it will support Gaylord’s board slate including two TRT designees. The agreement also includes non-disparagement provisions.
“We are pleased to have reached agreements with two major shareholders that are in the best interests of all Gaylord shareholders and will avoid the significant costs and distraction of a proxy contest,” said Colin V. Reed, chairman and chief executive officer of Gaylord Entertainment. “We look forward to the insights and experience these four new directors will bring to the board and to working together to enhance value for all shareholders in today’s difficult operating environment.”
“We appreciate the efforts of management in working with us to reach this agreement and avoid a proxy contest,” said Robert Rowling, owner of TRT Holdings. “We are looking forward to working with Colin and his team to continue building Gaylord and creating value for all shareholders.”
TRT and GAMCO and its affiliates, own approximately 14.9% and 13.36%, respectively, of Gaylord’s outstanding shares.
# # #

About Gaylord Entertainment
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music’s finest performers for more than 80 consecutive years. The Company’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Gaylord Springs Golf Links, Wildhorse Saloon, and WSM-AM. For more information about the Company, visit www.GaylordEntertainment.com.
Gaylord Entertainment Company (the “Company”) and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting (the “2009 Proxy Statement”). Information regarding the names of these directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in soliciting material filed by the Company with the SEC pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 on February 5, 2009, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.gaylordentertainment.com. Additional information regarding the interests of such potential participants will be included in the 2009 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.
Promptly after filing its definitive 2009 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2009 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ THE 2009 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2009 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.gaylordentertainment.com or by contacting Mark Fioravanti, Gaylord Entertainment Company, One Gaylord Drive, Nashville, TN 37214.
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new hotel facilities, increased costs and other risks associated with building and developing new hotel facilities, the geographic concentration of our hotel properties, business levels at the Company’s hotels, our ability to successfully operate our hotels and our ability to obtain financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission and include the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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Investor Relations Contacts:	Media Contacts:
David Kloeppel, President and CFO	Brian Abrahamson, Vice President of Corporate Communications
Gaylord Entertainment	Gaylord Entertainment
(615) 316-6101	(615) 316-6302
dkloeppel@gaylordentertainment.com	babrahamson@gaylordentertainment.com
~or~	~or~
Mark Fioravanti, Senior Vice President of Finance and Treasurer	Josh Hochberg
Gaylord Entertainment	Sloane & Company
615-316-6588	(212) 446-1892
mfioravanti@gaylordentertainment.com	jhochberg@sloanepr.com